AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 11, 1999.
                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                        MIDCOAST ENERGY RESOURCES, INC.

             (Exact name of registrant as specified in its charter)

               NEVADA                                76-0378638
   (State or other jurisdiction of                (I.R.S. Employer
   incorporation or organization)                Identification No.)

                           1100 LOUISIANA, SUITE 2950
                              HOUSTON, TEXAS 77002
                             PHONE: (713) 650-8900
                              FAX: (713) 650-3232

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 See "Table of Additional Registrants" on the following page for information relating to the subsidiaries of Midcoast Energy Resources, Inc. that may guarantee payments owed on the Debt Securities registered hereunder.

                                 DAN C. TUTCHER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        MIDCOAST ENERGY RESOURCES, INC.
                           1100 LOUISIANA, SUITE 2950
                              HOUSTON, TEXAS 77002
                             PHONE: (713) 650-8900
                              FAX: (713) 650-3232

(Name, address, including zip code and telephone number, including area code, of agent for service)

                            ------------------------

                                   COPIES TO:

                                ROBERT G. REEDY
                            PORTER & HEDGES, L.L.P.
                        700 LOUISIANA STREET, 35TH FLOOR
                           HOUSTON, TEXAS 77002-2764
                             PHONE: (713) 226-0600
                              FAX: (713) 228-1331

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: From time to time after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================
       TITLE OF EACH CLASS OF                 PROPOSED MAXIMUM                   AMOUNT OF
  SECURITIES TO BE REGISTERED(1)(2)    AGGREGATE OFFERING PRICE(3)(4)         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------
Debt Securities......................
-----------------------------------------------------------------------------------------------------
Preferred Stock, par value $.001 per
share................................
-----------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
share................................
-----------------------------------------------------------------------------------------------------
Warrants.............................
-----------------------------------------------------------------------------------------------------
Guarantees(5)........................
-----------------------------------------------------------------------------------------------------
        Total........................        $200,000,000(6)(7)                   $55,600
=====================================================================================================

(1) Includes such indeterminate number of shares of securities as may be issued upon conversion or exchange of any Preferred Stock or debt securities that provide for conversion or exchange into other securities.

(2) Certain information as to each class or series of securities to be registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended.

(3) If any debt securities are issued with original issue discount, such greater amount shall result in an aggregate public offering price of $200,000,000, in U.S. dollars or equivalent thereof in foreign currency or currency units. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $200,000,000, or the equivalent thereof in foreign currencies or currency units.

(4) The proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder. Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(5) Guarantees that may be provided by the subsidiaries named in the "Table of Additional Registrants" on the following page, with respect to the Debt Securities registered hereunder. No additional consideration will be received for such guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional filing fee is required in connection with such guarantees.

(6) Represents the aggregate (i) issue price of any debt securities issued with original issue discount, (ii) aggregate principal amount of all other debt securities, (iii) the aggregate liquidation preference of any Preferred Stock, (iv) the aggregate issue price of any Warrants and the aggregate exercise price of any securities issuable upon exercise of the Warrants, and
    (v) amount used when computing the registration fee pursuant to Rule 457(o) for Common Stock.

(7) No separate consideration will be received for any securities issuable upon conversion or exchange of Preferred Stock or debt securities registered hereunder.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                        TABLE OF ADDITIONAL REGISTRANTS

                    UNDER REGISTRATION STATEMENT ON FORM S-3

     The following subsidiaries of Midcoast Energy Resources, Inc. are co-registrants under this Registration Statement for the purpose of providing guarantees, if any, of payments on Debt Securities registered hereunder:

                                         JURISDICTION OF        I.R.S. EMPLOYER
NAME                                      INCORPORATION       IDENTIFICATION NO.
-------------------------------------   -----------------     ------------------
Magnolia Resources, Inc..............      Mississippi            64-0883884
Magnolia Gathering, Inc..............        Alabama              72-1347862
Midcoast Interstate Transmission,
Inc..................................        Alabama              63-0272062
Tennessee River Intrastate Gas
  Company, Inc.......................        Alabama              63-0935012

                 Subject to completion, dated January 11, 1999.

      The information in this prospectus is not complete and may be changed. We may not offer these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                                     [LOGO]

                                  $200,000,000
                        MIDCOAST ENERGY RESOURCES, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

                   PAYMENT OF PRINCIPAL, PREMIUM, IF ANY, AND
            INTEREST, ON DEBT SECURITIES UNCONDITIONALLY GUARANTEED
         BY MIDCOAST ENERGY RESOURCES, INC. AND SUBSIDIARY REGISTRANTS
--------------------------------------------------------------------------------

     You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

     The common stock offered in this prospectus may, subject to certain conditions, also be offered and sold from time to time pursuant to this prospectus by Selling Security Holders (as defined later). See "Selling Security Holders" and "Plan of Distribution" for information about the sales of common stock pursuant to this prospectus by Selling Security Holders.

     Our common stock is listed and traded on the American Stock Exchange under the symbol "MRS."
--------------------------------------------------------------------------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved nor disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  THIS PROSPECTUS IS DATED            , 1999.

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.

                               TABLE OF CONTENTS

SECTION                                 PAGES
-------------------------------------   ----
About This Prospectus................     2
Where You Can Find More
Information..........................     2
Incorporation Of Certain Documents By
Reference............................     3
Summary..............................     4
Forward-Looking Statements...........     4
Use of Proceeds......................     5
Ratio of Earnings to Fixed Charges
  and Earnings to Fixed Charges and
  Preferred Stock Dividends..........     5
Description of Debt Securities.......     5
Description of Capital Stock.........    11
Description of Warrants..............    13
Selling Security Holders.............    15
Plan of Distribution.................    15
Legal Matters........................    17
Experts..............................    17

                             ABOUT THIS PROSPECTUS

     Midcoast Energy Resources, Inc. (the "Company," "we," "us," and
"our") may offer from time to time any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we will offer will not exceed $200,000,000. We will offer the securities in amounts, at prices and on terms to be determined by market conditions at the time of our offering. This prospectus also may be used for resales of the securities issued under this prospectus. See "Use of Proceeds."

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration process. This means:

  o over the next two years, we may issue the debt securities, preferred stock, common stock and warrants covered by this prospectus;

  o this prospectus provides a general description of the securities we may offer;

  o  we will provide a prospectus supplement each time we issue the securities;

  o the prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

     You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find
More Information."

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form S-3 under the Securities Act of 1933, as amended ("Securities Act"), with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, such as its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge.

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. We invite you to visit our web site at http://www.midcoastenergy.com. You also may read and copy any document we file at the SECs public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. The Public Reference Room in Washington, D.C. is located at 450 Fifth Street, N.W. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms.

     We also provide information to the AMEX because our common stock is traded on the AMEX. You may obtain reports and other information at the offices of the AMEX at 68 Trinity Place, New York, New York 10006-1881.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     SEC rules allow us to include some of the information required to be in the registration statement by incorporating that information by reference to documents we file with the SEC. That means we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Furthermore, information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, including any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), until we sell all of the securities covered by this prospectus:

      o Current Reports on Form 8-K, filed on October 21, 1996 and Form 8-K/A filed on November 13, 1996;

      o Prospectus, filed June 27, 1997, pursuant to Rule 424(b) of the Securities Act;

      o Current Reports on Form 8-K, filed on November 13, 1997 and Form 8-K/A filed on January 12, 1998;

      o   Annual Report on Form 10-K for the year ended December 31, 1997;

      o   Proxy Statement on Schedule 14A, filed on April 16, 1998;

      o   Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

      o   Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

      o Quarterly Report on Form 10-Q for the quarter ended September 30, 1998;

      o Current Reports on Form 8-K, filed on September 22, 1998 and Form 8-K/A filed on November 20, 1998; and

      o The description of the Company's common stock contained in Form 8-A, filed on July 24, 1996, including any amendments or reports that have been filed to update the description.

     We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any of these filings, by writing or telephoning us at the following address:

        Midcoast Energy Resources, Inc.
        1100 Louisiana, Suite 2950
        Houston, Texas 77002
        (713) 650-8900
        Attention: Duane S. Herbst, Corporate Secretary

                                    SUMMARY

THE COMPANY

     The Company transports, gathers, processes and markets natural gas and other petroleum products through 56 company-owned interstate and intrastate pipelines. These pipelines include 5 transmission pipeline systems, 22 end-user pipeline systems and 29 gathering systems covering approximately 2,250 miles in nine states with an aggregate throughput capacity of approximately 1.8 Bcf/day. We are a Houston-based pipeline company with regional offices in Texas, Alabama, Louisiana and Mississippi.

     We provide transportation services through our pipelines to end-users, natural gas producers and other pipeline companies. We also offer natural gas marketing and processing services to these same customers. In addition, we acquire or construct pipelines to supply natural gas to industrial and municipal end-users and gather natural gas at the wellhead for natural gas producers.

BUSINESS STRATEGY

     Our principal business strategy is to increase our earnings and cash flow by acquiring pipeline systems in targeted growth areas, by enhancing the profitability of our existing systems and processing plants through increased utilization and by improving cost efficiencies.

     We implement our strategy through the following steps:

      o Acquire pipeline and processing systems in areas where demand for natural gas transportation services is growing;

      o Aggressively market and expand existing pipelines and processing systems to increase their utilization;

      o   Maximize operating efficiencies by focusing on reducing costs.

      o Pursue direct sales to industrial plants and municipality end-users who seek alternative supplies to meet their energy needs; and

      o   Construct pipelines where opportunity arises.

     Our principal executive offices are located at 1100 Louisiana, Suite 2950, Houston, Texas 77002, and our telephone number is (713)650-8900.

                           FORWARD-LOOKING STATEMENTS

     The statements we make in this prospectus, in any prospectus supplement, or in the documents we have incorporated by reference that are not statements of historical fact, may be "forward looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate" or "believe," or similar terminology. The forward-looking statements may include discussions about business strategy and expectations concerning market position, future operations, margins, profitability, liquidity and capital resources, and statements concerning the integration into our business of the operations we have acquired. Although we believe that the expectations in such statements are or will be reasonable, we cannot give any assurance that those expectations will be correct. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or any prospectus supplement. Our operations are subject to several uncertainties, risks and other influences, many of which are outside our control and any of which could materially affect our results of operations and ultimately prove the statements we make to be inaccurate. We discuss important factors that could cause actual results to differ materially from our expectations elsewhere in this prospectus or in any prospectus supplement.

                                USE OF PROCEEDS

     Except as otherwise described in any prospectus supplement, we will use the net proceeds from the sale of securities for general corporate purposes, which may include refinancings of indebtedness, working capital, capital expenditures, acquisitions and repurchases of securities. Specific information concerning the use of proceeds from any sale of securities will be included in the prospectus supplement relating to such securities.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
            EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The ratio of our earnings to our fixed charges and earnings to fixed charges and preferred stock dividends for each of the fiscal years indicated and for the nine-months ended September 30, 1998 are as follows:

                                           NINE MONTHS ENDED
                                             SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                           -----------------   -----------------------------------------------------
                                                 1998            1997       1996       1995       1994       1993
                                           -----------------   ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges......          4.25              5.99       5.35       7.16       1.72       5.24
Ratio of earnings to fixed charges and
  preferred stock dividends.............          4.25              5.99       5.08       6.14       1.33       4.01

     For these ratios, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense, including amounts capitalized, that portion of rent expense which management deems to be attributable to interest costs and amortization of debt expense.

                         DESCRIPTION OF DEBT SECURITIES

     The debt securities will be the general unsecured obligation of the Company. The following description of the Company's unsecured debt securities will be of either senior notes and debentures ("Senior Debt Securities") or subordinated note and debentures ("Subordinated Debt Securities") to be issued under one or more separate indentures, in each case between the Company, the Subsidiary Guarantors (as defined later) and the Trustee, and in substantially the form that has been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. We will issue Senior Debt Securities under a Senior Indenture and Subordinated Debt Securities under a Subordinated Indenture. We refer to the Senior Indenture and the Subordinated Indenture below singularly as the Indenture or collectively as the Indentures. We refer to the Senior Trustee and the Subordinated Trustee below individually as a Trustee and collectively as the Trustees.

     We have summarized selected provisions of the Indentures below. The summary is not complete. The particular terms of the debt securities we might offer and the extent to which these general provisions apply will be described in a prospectus supplement relating to the offered debt securities. We have included the forms of the Indentures under which the offered debt securities will be issued as exhibits to the registration statement, and you should read the Indentures for provisions that may be important to you.

GENERAL

     The payment obligations of the Company under any debt securities may, if specified in any prospectus supplement, be fully and unconditionally guaranteed by one or more of the following subsidiaries of the Company: Magnolia Resources, Inc., Magnolia Gathering, Inc., Midcoast Interstate Transmission, Inc., and Tennessee River Intrastate Gas Company, Inc. (the "Subsidiary Guarantors"). If any series of debt securities is guaranteed by a Subsidiary Guarantor (a "Subsidiary Guarantee"), the applicable prospectus supplement will identify each Subsidiary Guarantor and describe such Subsidiary Guarantee, including the circumstances in which it may be released. Any guarantee of debt securities by a Subsidiary Guarantor will be on a full and unconditional basis.

     Except as may be described in any prospectus supplement, the Indentures do not limit the aggregate principal amount of debt securities that can be issued thereunder. Debt securities in one or more series, each in an aggregate principal amount authorized by the Company before issuance, and may be in any currency or currency unit that we may designate. We may issue debt securities of a series may be issued in registered or global form. The rights of holders of debt securities will be limited to the assets of the Company and the debt securities will not be obligations of any of the Company's subsidiaries, except in the case of any debt securities that are guaranteed by such subsidiaries. Except as may be described in any prospectus supplement, the Indentures do not limit the ability of the Company's subsidiaries to incur such restrictions in the future. The right of the Company to participate in the assets of any subsidiary (and thus the ability of holders of the debt securities to benefit indirectly from such assets) is generally subject to the prior claims of creditors, including trade creditors, of that subsidiary, except to the extent that the Company is recognized as a creditor of such subsidiary, in which case the Company's claims would still be subject to any security interest of other creditors of such subsidiary. Unless the debt securities are guaranteed by the Company's subsidiaries, the debt securities will be structurally subordinated to creditors, including trade creditors, of subsidiaries of the Company with respect to the assets of the subsidiaries against which such creditors have a more direct claim. The Senior Debt Securities will rank equally with all of our other senior debt. The Subordinated Debt Securities will have a junior position to all of our senior debt.

     Other than as may be described in a prospectus supplement, neither Indenture will contain any covenant or provision that affords debt holders protection in the event of a highly leveraged transaction by the Company. These same holders would not have any right to require the Company to repurchase the debt securities, in the event that the credit rating of any debt securities declined as a result of the Company's involvement in a takeover, recapitalization, similar restructuring or otherwise.

     A prospectus supplement including the Indentures, filed as an exhibit, relating to any series of debt securities being offered by the Company will include specific terms relating to the offering. These terms will include some or all of the following:

         o the title and type of debt securities being offered, which may include medium term notes;

         o   the total principal amount of debt securities being offered;

         o whether the debt securities will be issued in one or more form of global securities and whether such global securities are to be issuable in temporary global form or permanent global form;

         o whether the debt securities will be guaranteed by any of the subsidiaries of the Company;

         o the dates on which the principal of, and premium, if any, on the offered debt securities is payable;

         o   the interest rate or the method of determining the interest rate;

         o   the date from which interest will accrue;

         o   the interest payment dates;

         o   the place where the principal, premium and interest is payable;

         o   any optional redemption periods;

         o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

         o whether the debt securities will be convertible into shares of common stock or exchangeable for other of our securities, and if so, the terms of conversion or exchange;

         o the currency or currencies, if other than U.S. dollars, in which principal payments or other payments will be payable;

         o   events causing acceleration of maturity;

         o any provisions granting special rights to holders when the specified event occurs;

         o   any changes to or additional events of default or covenants;

         o any material tax consequences and special tax implications of ownership and disposition of the debt securities; and

         o   any other terms of the debt securities.

     The debt securities will be issued in registered form. There will be no service charge for any registration, transfer or exchange of debt securities. We may, however, require payment of an amount that would be sufficient to cover any tax or other governmental charge we may incur.

     We may sell the debt securities at a discount (which may be substantial) below their stated principal amount, either bearing no interest or bearing interest at a rate that may be below the market rate at the time we issue the debt securities. We will describe any material tax consequences and other special considerations applicable to discounted debt securities in the prospectus supplement.

     If we sell any of the offered debt securities for any foreign currency or currency unit, or if any of the principal, premium or interest, if any, is payable on any of the offered debt securities, the restrictions, elections, tax consequences, specific terms and other information pertaining to the offered debt securities and such foreign currency or foreign currency unit will be set forth in the prospectus supplement describing such offered debt securities.

DENOMINATIONS

     We will issue the debt securities in registered form of $1,000 each or multiples thereof.

SUBORDINATION

     Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Debt Securities generally will be subordinated and junior in right of payment to the prior payment in full of all Senior Indebtedness. The Subordinated Indenture provides that no payment of principal, interest and any premium on the Subordinated Debt Securities may be made in the event:

      o of any insolvency, bankruptcy or similar proceeding involving the Company or our property;

      o we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness when due;

      o of a default (other than a payment default with respect to the Senior Indebtedness) that imposes a payment blockage on the Subordinated Debt Securities for a maximum of 179 days at any one time, unless the Event of Default has been cured or waived or shall no longer exist; or

      o the principal and any accrued interest on any series of Subordinated Debt Securities has been declared due and payable upon an Event of Default described in the Subordinated Debt Indenture and such declaration has not been rescinded.

     In the event of any bankruptcy, insolvency, reorganization or other similar proceeding relating to us, whether voluntary or involuntary, all of our obligations to holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of, or premium, if any, or interest, if any, on the Subordinated Debt Securities of any series.

     In the event of any such bankruptcy, insolvency, reorganization or other similar proceeding, holders of the Subordinated Debt Securities of any series, together with holders of indebtedness ranking equally with the Subordinated Debt Securities, shall be entitled, ratably, to be paid amounts that are due to them, but only from assets remaining after we pay in full the amounts that we owe on our Senior Indebtedness. We will make these payments before we make any payment or other distribution on account of any indebtedness that ranks junior to the Subordinated Debt Securities.

However, if we have paid in full all of the sums that we owe with respect to our Senior Indebtedness and creditors in respect of our obligations associated with such derivative products have not received payment in full of amounts due to them, then the available remaining assets shall be applied to payment in full of those obligations before any payment is made on the Subordinated Debt Securities.

     In the event that we are in default on any of our Senior Indebtedness or in the event that any such default would occur as a result of certain payments, then we may not make any payments on the Subordinated Debt Securities or effect any exchange or retirement of any of the Subordinated Debt Securities unless and until such default has been cured or waived or otherwise ceases to exist.

     No provision contained in the Subordinated Indenture or the Subordinated Debt Securities affects the obligation of the Company, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on and any of the Subordinated Indenture and the Subordinated Debt Securities do not prevent the occurrence of any default or Event of Default under the Subordinated Indenture or limit the rights of the Subordinated Trustee or any holder of Subordinated Debt Securities, subject to the three preceding paragraphs, to pursue any other rights or remedies with respect to the Subordinated Debt Securities.

     As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of our creditors or any of our subsidiaries or a marshaling of assets or liabilities of the Company and its subsidiaries, holders of Subordinated Debt Securities may receive ratably less than other creditors.

     If this prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying prospectus supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

     The Subordinated Indenture defines Senior Indebtedness to include all notes or other unsecured evidences of indebtedness, including guarantees of the Company for money borrowed by the Company, not expressed to be subordinate or junior in right of payment to any other indebtedness of the Company and all extensions of such indebtedness.

EVENTS OF DEFAULT; REMEDIES

     The following are Events of Default under each Indenture:

      o our failure to pay principal or any premium on any debt security when due;

      o our failure to pay any interest on any debt security when due, continued for 30 days;

      o our failure to deposit any mandatory sinking fund payment when due, continued for 30 days;

      o our failure to perform any other covenant or warranty in the Indenture that continues for 90 days after written notice;

      o   our certain events of bankruptcy, insolvency or reorganization; and

      o our any other Event of Default as may be specified with respect to debt securities of such series.

     An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest) if the Trustee considers withholding of notice to be in the best interest of the holders.

     If an Event of Default occurs, either the Trustee or the holders of at least 25% of the principal amount of the outstanding debt securities may declare the principal amount of the debt securities of the applicable series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the principal amount of the outstanding debt securities of such series can void the declaration. These conditions include the requirement that we have paid or deposited with the

Trustee a sum sufficient to pay all overdue principal and interest payments on the series of debt securities subject to the default. If an Event of Default occurs due to certain events of bankruptcy, insolvency or reorganization, the principal amount of the outstanding debt securities of all series will become immediately due and payable without any declaration or other act on the part of either Trustee or any holder.

     Depending on the terms of our indebtedness, an Event of Default under an Indenture may cause a cross default on such other indebtedness.

     Other than its duties in the case of default, a Trustee is not obligated to exercise any of its rights or powers under any Indenture at the request, order or direction of any holder or group of holders unless the holders offer the Trustee reasonable indemnity. If the holders provide reasonable indemnification, the holders of a majority of the principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred upon the Trustee for any series of debt securities.

     The holders of a majority of the principal amount outstanding of any series of debt securities may, on behalf of all holders of such series, waive any past default under the Indenture, except in the case of a payment of principal or interest default.

     We are required to provide to each Trustee an annual statement of the Company's performance of our obligations under the Indenture and any statement of default, if applicable.

COVENANTS

     Under the Indentures, we will:

      o pay the principal, interest and any premium on the debt securities when due;

      o   maintain a place of payment;

      o deliver a report to the Trustee at the end of each fiscal year reviewing the Company's obligations under the Indentures; and

      o deposit sufficient funds with any payment agent on or before the due date for any principal, interest or any premium.

MODIFICATION OR AMENDMENT OF INDENTURES

     Under each Indenture, all rights and obligations and the rights of the holders may be modified or amended with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. No modification or amendment may, however, be made without the consent of the holders of any debt securities if the following provisions are affected:

      o change in the stated maturity date of the principal payment or installment of any principal payment;

      o reduction in the principal amount or premium on, or interest on any of the debt securities;

      o reduction in the percentage required for modifications or amendment to be effective against any holder of any debt securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     Each Indenture generally permits a consolidation or merger between us and another corporation. Each Indenture also permits us to sell all or substantially all of our property and assets. If this happens, the surviving or acquiring corporation will assume all of our responsibilities and liabilities under the Indentures, including the payment of all amounts due on the debt securities and the performance of the covenants in the Indentures.

     We will only consolidate or merge with or into any other company or sell all, or substantially all, of our assets according to the terms and conditions of the Indentures. The surviving or acquiring company will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indenture. Thereafter, the successor company may exercise our rights and powers under any Indenture, in our name or in its own name. Any act or proceeding our board of directors or any of our officers are required or permitted to do may be done by the board of directors or officers of the successor company. If we sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under any Indenture and under the debt securities.

DISCHARGE AND DEFEASANCE

     We will be discharged from our obligations under the debt securities of any series at any time if we irrevocably deposit with the Trustee enough cash or government securities to pay the principal, interest, any premium and any other sums due through the stated maturity date or redemption date of the debt securities of the series. In this event, the Company will be deemed to have paid and discharged the entire indebtedness on all outstanding debt securities of the series. Accordingly, the Company's obligations under the applicable Indenture and the debt securities of such series to pay any principal, premium, or interest, if any, shall cease, terminate and be completely discharged. The holders of any debt securities shall then only be entitled to payment out of the money or government securities deposited with the Trustee and such holders of debt securities of such series will not be entitled to the benefits of the Indenture except as relate to the registration, transfer and exchange of debt securities and the replacement of lost, stolen or mutilated debt securities.

PAYMENT AND PAYING AGENTS

     We will pay the principal, interest and premium on fully registered securities at designated places. We will pay by check mailed to the person in whose name the debt securities are registered on the day specified in the Indentures or any prospectus supplement. We will pay debt securities payments in other forms at a place we designate and specify in a prospectus supplement.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Fully registered debt securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency we maintain for such purposes without the payment of any service charge except for any tax or governmental charge. The registered securities must be duly endorsed or accompanied by a written instrument of transfer, if required by us or the security registrar. We will describe any procedures for the exchange of debt securities for other debt securities of the same series in the prospectus supplement for that offering.

GLOBAL SECURITIES

     We may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary we identify in a prospectus supplement. We may issue global securities in registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or part for the individual Debt Securities it represents, the depositary or its nominee may not transfer a global security except as a whole. The depositary for a global security and its nominee may only transfer the global security between themselves or their successors.

     We will make principal, premium and interest payments on global securities to the depositary or the nominee it designates as the registered owner for such global securities. The depositary or its nominee will be responsible for making payments to you and other holders of interests in the global securities. We and the paying agents will treat the persons in whose names the global securities are registered as the owners of such global securities for all purposes. Neither we nor the paying agents have any direct responsibility or liability for the payment of principal, premium or interest to owners of beneficial interests in the global securities.

                          DESCRIPTION OF CAPITAL STOCK

     As of December 31, 1998, our authorized capital stock was 25,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of that date, we had 5,719,665 shares of common stock outstanding, including 144,900 shares held in treasury, and no shares of preferred stock outstanding. We have summarized below the key terms and provisions of the Company's capital stock. The descriptions are not complete. You should read the actual provisions of our Articles of Incorporation, as amended ("Articles"), and our bylaws that relate to your individual investment strategy. We have previously filed our Articles and bylaws with the SEC.

PREFERRED STOCK

     The following description of the terms of the preferred stock sets forth certain general terms and provisions of the preferred stock we may offer. If we offer preferred stock, we will describe the specific designations and rights in the prospectus supplement and we will file a description with the SEC.

     Our Articles authorize us to issue up to 5,000,000 shares of preferred stock, none of which are currently outstanding. Our board of directors can, without approval of stockholders, issue one or more series of preferred stock. The board of directors can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any wholly unissued series of preferred stock, the number of shares constituting each series and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in control of the Company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

     The preferred stock will, when issued, be fully paid and non-assessable.

     We will name the transfer agent, registrar, and dividend disbursement agent for a series of preferred stock in a prospectus supplement. The registrar for shares of preferred stock will send notices to stockholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

COMMON STOCK

     LISTING. Our outstanding shares of common stock are listed on the AMEX under the symbol "MRS." Any additional common stock we issue will also be listed on the AMEX.

     DIVIDENDS. Common stockholders may receive dividends if the board of directors declares them out of legally available funds. We may pay dividends in cash, stock or another form. In certain cases, common stockholders may not receive dividends until we have satisfied our obligations to any preferred stockholders.

     FULLY PAID. All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

     VOTING RIGHTS. Each share of common stock is entitled to one vote in the election of directors and other matters. A majority of the issued and outstanding common stock constitutes a quorum at any meeting of stockholders, and the vote by the holders of a majority of the outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Articles. Common stockholders are not entitled to preemptive or cumulative voting rights.

     OTHER RIGHTS. We will notify common stockholders of any stockholders meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will share equally in the assets remaining after we pay our creditors and preferred stockholders.

     TRANSFER AGENT AND REGISTRAR. Our transfer agent and registrar is American Stock Transfer & Trust Company, New York, New York.

OUTSTANDING WARRANTS

     The Company has outstanding Warrants. Warrants to acquire 109,999 shares of common stock at a price of $12.909 per share commencing in August 1998 were outstanding at December 31, 1998. These warrants expire in August 2001. We issued the warrants in our 1996 public offering, and they are registered under the Securities Act.

     In October 1997, we completed our acquisition through merger of Republic Gas Partners, L.L.C. ("Republic"), which was owned by Cortez Natural Gas, Inc. ("Cortez") and Republic Gas Corporation ("RGC"), two corporations controlled by two members of our board of directors, and by Riverbend Gas Company ("Riverbend"). As a result of the merger, Cortez, RGC and Riverbend collectively received, among other consideration, warrants to acquire up to 137,502 shares of common stock at a price of $19.773 per share, commencing in October 1997. This total number of warrants includes warrants for 110,001 shares of common stock and an additional 27,501 warrants subject to certain contingencies. These warrants expire in October 2000. In connection with this acquisition, the Company granted Cortez, RGC and Riverbend certain demand and piggyback registration rights regarding the shares of common stock and warrants purchased.

CERTAIN CORPORATE GOVERNANCE PROVISIONS

     LIMITATION ON DIRECTOR LIABILITY. As Private Corporations Section 78.037 of the General Corporation Law of Nevada (the "NGCL") permits, the Articles eliminate the personal liability of our directors, officers and stockholders for damages for breach of fiduciary duty, except for (1) acts or omissions that involve intentional misconduct, fraud of a knowing violation of law, or (2) the payment of dividends in violation of the NGCL. To the extent that this provision limits both the remedies of the Company and those of our stockholders to equitable remedies, it might reduce the likelihood of derivative litigation and discourage our management or stockholders from initiating litigation against our directors or officers for breach of their fiduciary duties. Additionally, equitable remedies may not be effective in many situations. If a stockholder's only remedy is to enjoin the completion of an action, then the remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. If this happens, it is possible that the Company and our stockholders would have no effective remedy against the directors and officers.

     INDEMNIFICATION. To the maximum extent permitted by law, the Articles provide for mandatory indemnification of our directors and officers against all expenses, liabilities and losses to which they may become subject or that they may incur as a result of being or having been a director or officer of the Company. We may also indemnify any employee or agent of the Company to the fullest extent permitted by law. In addition, we must advance or reimburse our directors and officers and may advance or reimburse our employees and agents for expenses they incur in connection with indemnifiable claims. Under such provisions, any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, may be indemnified if the board of directors determines such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. Our Articles and bylaws and the NGCL, further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the Articles, bylaws, any agreement, vote of stockholders or disinterested directors or otherwise.

     We have entered into indemnity agreements with each of our current directors and executive officers. According to these agreements, we must indemnify, defend and hold harmless our directors and officers against any loss, liability or claim arising out of or relating to their capacities as officers and directors. The Company carries an insurance policy providing directors and officers with indemnification, subject to certain exclusions and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits or proceedings in connection therewith) arising from any negligent act, error, omission or breach of duty while acting in their capacity as directors and officers of the Company. The policy also reimburses the Company for liability incurred in the indemnification of its directors and officer.

     NEVADA TAKEOVER STATUTE. We are subject to provisions of the NGCL that generally restrict business combinations between the Company and its stockholders who beneficially own 10% or more of the voting power of its outstanding voting shares. The effect of these provisions is to permit friendly, negotiated transactions that are approved in advance by the board of directors while restricting a hostile acquirors flexibility in acquiring the Company. We qualify the following discussion of these provisions in its entirety by reference to Nevada Revised Statutes 78.411 through 78.444 (collectively, the "Takeover Statute"). References to Sections are to sections of the Takeover Statute.

     Combinations the Takeover Statute covers are identified in Section 78.416 and generally include transactions involving our assets or securities. Section 78.438, subject to certain exceptions, prohibits us from engaging in any combination with any interested stockholder for three years after the interested stockholders date of acquiring shares unless the combination or the purchase of shares made by the interested stockholder on such stockholder's date of acquiring shares is approved by the board of directors before that date.

     Section 78.439 also prohibits any combination with an interested stockholder following the expiration of three years after his date of acquiring shares unless the combination complies with our Articles and either (i) the combination or the purchase of shares by the interested stockholder is approved by the board of directors before the stockholder's date of acquiring shares, or
(ii) at a meeting called for that purpose no earlier than three years after the interested stockholder's date of acquiring shares, the combination is approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested stockholder, or (iii) the aggregate value of consideration to be received by the holders of the common stock and by the holders of any other class or series of shares satisfies certain standards specified in the Takeover Statute, the consideration to be received by the stockholders is distributed promptly and is in cash or the same form as the interested stockholder used to acquire the largest number of shares previously acquired by such stockholder, and except as specified in the Takeover Statute, the interested stockholder has not become the beneficial owner of any additional voting shares of the Company after the date of acquiring shares and before the date of consummation of the combination.

     Section 78.423 defines "Interested stockholder" as any person (other than the Company or any of its subsidiaries) who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting shares, or any affiliate or associate of the Company who, at any time within three years immediately before the date in question, was the beneficial owner of 10% or more of the voting power of the Company's then outstanding shares.

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of the Company in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of the warrants offered in this prospectus. We will set forth further terms of the warrants and the applicable warrant agreement in the applicable prospectus supplement.

DEBT WARRANTS

     The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

      (1)  the title of such debt warrants;

      (2)  the offering price for such debt warrants;

      (3)  the aggregate number of such debt warrants;

      (4) the designation and terms of such debt securities purchasable upon exercise of such debt warrants;

      (5) if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

      (6) if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

      (7) the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

      (8) the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

      (9) if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

     (10) Whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

     (11)  information with respect to book-entry procedures, if any;

     (12) the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     (13) if applicable, a discussion of certain United States federal income tax considerations;

     (14)  the antidilution provisions of such debt warrants, if any;

     (15) the redemption or call provisions, if any, applicable to such debt warrants; and

     (16) any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

COMMON AND PREFERRED STOCK WARRANTS

     The applicable prospectus supplement will describe the terms of any warrants for common stock or preferred stock the Company issues, including:

      (1)  the title of such warrants;

      (2)  the offering price of such warrants;

      (3)  the aggregate number of such warrants;

      (4) the designation and terms of the common stock or preferred stock issued by the Company purchasable upon exercise of such warrants;

      (5) if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

      (6) if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferrable;

      (7) the number of shares of common stock or preferred stock issued by the Company purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

      (8) the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

      (9) if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

     (10) the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     (11) if applicable, a discussion of certain United States federal income tax considerations; and

     (12)  the antidilution provisions of the warrants, if any.

     Warrants for the purchase of preferred stock or common stock will be in registered form only. Prior to the exercise of any warrants, holders of such warrants will not have any of the rights of holders of common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

                            SELLING SECURITY HOLDERS

     This prospectus has also been prepared for use by persons who may be entitled to offer common stock under circumstances requiring the use of a prospectus (such persons being referred to as "Selling Security Holders"); provided, however, that no Selling Security Holder will be authorized to use this prospectus for an offer of such common stock without first obtaining our consent. We may consent to the use of this prospectus by Selling Security Holders for a limited period of time and subject to limitations and conditions, which may be varied by agreement between us and the Selling Security Holders. Information identifying any such Selling Security Holder and disclosing such information concerning the Selling Security Holder and the amount of common stock to be sold as may then be required by the Securities Act and the rules of the SEC will be set forth in a supplement to this prospectus.

                              PLAN OF DISTRIBUTION

     We may sell the securities in or outside of the United States pursuant to this prospectus: (1) through underwriters or dealers; (2) directly to a limited number of purchasers or to a single purchaser; or (3) through agents. A prospectus supplement with respect to the securities will describe the terms of specific offerings of the securities, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, we will set forth the managing underwriter or underwriters on the cover of such prospectus supplement. Unless otherwise described in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the securities in any such sale will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which the syndicate may reclaim selling concessions allowed to syndicate members or other broker-dealers for the securities they sell for their account if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which price may be higher than the price that might otherwise prevail in the open market, and, if commenced, these activities may be discontinued at any time.

     If we use dealers in any of the sales of securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale. The names of the dealers and the terms of the transaction will be described in a prospectus supplement.

     Agreements with Selling Security Holders permitting use of this prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as broker or dealer, selected by us; that Selling Security Holders enter into custody agreements with one or more banks with respect to the securities offered; and that sales be made only by one or more of the methods described in this prospectus, as appropriately supplemented or amended when required. The Selling Security Holders may be deemed to be underwriters within the meaning of the Securities Act.

     Upon the Company's being notified by a Selling Security Holder that it proposes to make a block trade, a prospectus supplement, if required, will be filed pursuant to Rule 424 under the Securities Act, disclosing the name of the broker or dealer, the number of shares of common stock involved, the price at which such shares of common stock are being sold by such Selling Security Holder, and the commissions to be paid by such Selling Security Holder to such broker or dealer.

     We may sell the securities directly or through agents we designate from time to time. Any agent involved in the offer or sale of the securities this prospectus covers will be named, and any commissions payable by us or by the Selling Security Holders to an agent will be described, in a prospectus supplement relating thereto. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Agents, dealers and underwriters may be entitled under agreements entered into with us or with the Selling Security Holders to indemnification by us or by the Selling Security Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on behalf of us in the ordinary course of business.

     We or the Selling Security Holders may sell the securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof. The terms of any such sales will be described in a prospectus supplement.

     If so indicated in a prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions we set forth in the prospectus supplement, and the prospectus supplement will describe the commission payable for solicitation of such contracts.

     Each series of debt securities we offer will be a new issue of securities and will have no established trading market. The securities may or may not be listed on a national securities exchange. No assurances can be given that there will be a market for the securities.

     Our outstanding shares of common stock are listed on the AMEX under the symbol "MRS." Any additional common stock we issue will also be listed on the AMEX.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the debt securities, preferred stock, common stock and warrants will be passed upon by Porter & Hedges, L.L.P., Houston, Texas. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this registration statement and prospectus, have been audited by Hein + Associates LLP, certified public accountants, as set forth in their report, incorporated by reference herein, in reliance upon the authority of said firm as experts in accounting and auditing.

     The combined financial statements of the AlaTenn Subsidiaries as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, incorporated by reference in this registration statement and prospectus, have been audited by Hein + Associates LLP, certified public accountants, as set forth in their report, incorporated by reference herein, in reliance upon the authority of said firm as experts in accounting and auditing.

     The historical summary of revenue and direct operating expenses of the Koch Hydrocarbons Company -- Harmony Gas Processing Plant for the year ended December 31, 1995, incorporated by reference in this registration statement and prospectus, have been audited by Hein + Associates LLP, certified public accountants, as set forth in their report, incorporated by reference herein, in reliance upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements of Republic Gas Partners, L.L.C. and Subsidiaries as of September 30, 1997 and December 31, 1996 and for the twenty-one month period ended September 30, 1997, incorporated by reference in this registration statement and prospectus, have been audited by Hein + Associates, LLP, certified public accountants, as set forth in this report incorporated by reference herein, in reliance upon the authority of said firm as experts in accounting and auditing.

     The historical summary of revenue and direct operating expenses of the Anadarko Gas Gathering System of El Paso Field Services Company, a business unit of El Paso Energy Corporation for the year ended July 31, 1998, incorporated by reference in this registration statement and prospectus, have been audited by Hein + Associates LLP, certified public accountants, as set forth in their report, incorporated by reference herein, in reliance upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by the Company to be incurred in connection with the issuance and distribution of the securities described in this registration statement other than underwriting discounts and commissions are as follows:

Securities and Exchange Commission
Registration Fee.....................  $  55,600
Printing and Engraving Expenses......      *
Accounting Fees and Expenses.........      *
Legal Fees and Expenses..............      *
Blue Sky Qualification Fees and
  Expenses...........................      *
Trustees' Fees and Expenses..........      *
Listing Fees.........................      *
Fees of Rating Agencies..............      *
Miscellaneous Fees...................      *
                                       ---------
     Total...........................      *
                                       =========

------------

* To be filed by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to
(i) any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation and (ii) any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The NGCL also permits the registrant to purchase and maintain insurance on behalf of the registrants directors and officers against any liability arising out of their status as officers and directors, whether or not the registrant would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act.

     Our Articles and bylaws provide that we shall, to the fullest extent allowed by applicable law, indemnify any director or officer of the Company in connection with certain actions, suits or proceedings, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred. We are also required to pay any expenses incurred by our directors or officers in defending such an action, in advance of the final disposition of such action. Our Articles and bylaws also provide that, by resolution of the board of directors, such benefits may be extended to employees, agents or other representatives of the Company. In addition, our Articles and bylaws provide that all rights to indemnification and advancement of expenses are deemed to arise out of a contract between the Company and each person to be indemnified which may be evidenced by a separate contract between the Company and each such person.

     The NGCL provides that a corporation's articles of incorporation may contain a provision which eliminates or limits the personal liability of a director or officer to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that such a provision must not eliminate or limit the liability of a director or officer for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of illegal distributions. Our Articles include a provision eliminating the personal liability of directors for breach of fiduciary duty to the extent allowed under applicable law.

     Our bylaws provide that we may maintain insurance, at our expense, to protect the Company and any of our directors, officers, employees or agents or any person serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the NGCL.

     We have entered into indemnity agreements with each current director and executive officer. Under these agreements, we must indemnify its directors and officers from any loss, liability or claim arising from their capacities as directors and officers. We carry directors and officers liability insurance that would indemnify the directors and officers of the Company against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as officers and directors. The policy also reimburses the Company for liability incurred in the indemnification of its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

     The above discussion of the NGCL and our Articles and bylaws is not intended to be exhaustive and is qualified in its entirety by the NGCL and our Articles and bylaws.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits

      EXHIBIT NO.         DESCRIPTION
------------------------  ---------------------
          *1.1       --   Form of Underwriting Agreement (Debt).
          *1.2       --   Form of Underwriting Agreement (Equity).
           4.1       --   Form of Senior Indenture.
           4.2       --   Form of Subordinated Indenture.
           5.1       --   Opinion of Porter & Hedges, L.L.P.
          12.1       --   Statement Regarding Computation of Ratios.
          21.1       --   Schedule Listing Subsidiaries of Midcoast Energy Resources, Inc.
          23.1       --   Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
          23.2       --   Consent of Hein + Associates, L.L.P.
          24.1       --   Power of Attorney (included on signature page).
         *25.1       --   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Senior Debt.
         *25.2       --   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Subordinated Debt.

------------

* To be filed by amendment or as an exhibit to a current report on Form 8-K.

(b)  Financial Statement Schedules

     Schedules are omitted since the information required to be submitted has been included in the Consolidated Financial Statements of Midcoast Energy Resources, Inc., or the notes thereto, incorporated by reference herein, or the required information is not applicable.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (1) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (i) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (ii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs
               (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on January 8, 1999.

                                               MIDCOAST ENERGY RESOURCES, INC.
                                             By:      /s/  DAN C. TUTCHER

                                                         Dan C. Tutcher
                                                 PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated, and each of the undersigned officers and directors of Midcoast Energy Resources, Inc. hereby severally constitutes and appoints Dan C. Tutcher and Duane S. Herbst, and each of them, to sign for him, and in his name in the capacity indicated below, such Registration Statement on Form S-3 and for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, including without limitation any registration statements or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such registration statement and any and all amendments thereto.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  -------------------------------------   ----------------
                  /s/DAN C. TUTCHER                           Chairman of the Board of          January 8, 1999
                   (DAN C. TUTCHER)                        Directors, President and Chief
                                                                  Executive Officer

                /s/I. J. BERTHELOT, II                      Vice President of Operations        January 8, 1999
                (I. J. BERTHELOT, II)                               and Director

                 /s/RICHARD A. ROBERT                     Treasurer and Principal Financial     January 8, 1999
                 (RICHARD A. ROBERT)                        Officer (Principal Accounting
                                                                      Officer)

                /s/RICHARD N. RICHARDS                                Director                  January 8, 1999
                (RICHARD N. RICHARDS)

                   /s/BRUCE WITHERS                                   Director                  January 8, 1999
                   (BRUCE WITHERS)

                    /s/TED COLLINS                                    Director                  January 8, 1999
                    (TED COLLINS)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on January 8, 1999.

                                               MAGNOLIA RESOURCES, INC.

                                               By:     /s/  DAN C. TUTCHER
                                                          Dan C. Tutcher
                                                            PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated, and each of the undersigned officers and directors of Magnolia Resources, Inc. hereby severally constitutes and appoints Dan C. Tutcher and Duane S. Herbst, and each of them, to sign for him, and in his name in the capacity indicated below, such Registration Statement on Form S-3 and for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, including without limitation any registration statements or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such registration statement and any and all amendments thereto.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  -------------------------------------   ----------------
                  /s/DAN C. TUTCHER                            President and Director           January 8, 1999
                   (DAN C. TUTCHER)                         (Principal Executive Officer)

                /s/I. J. BERTHELOT, II                             Vice President               January 8, 1999
                (I. J. BERTHELOT, II)                               and Director

                 /s/RICHARD A. ROBERT                       Treasurer and Chief Financial       January 8, 1999
                 (RICHARD A. ROBERT)                             Officer (Principal
                                                                 Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on January 8, 1999.

                                               MAGNOLIA GATHERING, INC.

                                             By:      /S/  DAN C. TUTCHER
                                                         Dan C. Tutcher
                                                           PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated, and each of the undersigned officers and directors of Magnolia Gathering, Inc. hereby severally constitutes and appoints Dan C. Tutcher and Duane S. Herbst, and each of them, to sign for him, and in his name in the capacity indicated below, such Registration Statement on Form S-3 and for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, including without limitation any registration statements or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such registration statement and any and all amendments thereto.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  -------------------------------------   ----------------
                  /s/DAN C. TUTCHER                            President and Director           January 8, 1999
                   (DAN C. TUTCHER)                         (Principal Executive Officer)

                /s/I. J. BERTHELOT, II                       Vice President and Director        January 8, 1999
                (I. J. BERTHELOT, II)

                 /s/RICHARD A. ROBERT                       Treasurer and Chief Financial       January 8, 1999
                 (RICHARD A. ROBERT)                        Officer (Principal Accounting
                                                                      Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on January 8, 1999.

                                          MIDCOAST INTERSTATE TRANSMISSION, INC.

                                             By:       /s/  E.P. MARINOS
                                                           E.P. Marinos
                                                            PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated, and each of the undersigned officers and directors of Midcoast Interstate Transmission, Inc. hereby severally constitutes and appoints Dan C. Tutcher and Duane S. Herbst, and each of them, to sign for him, and in his name in the capacity indicated below, such Registration Statement on Form S-3 and for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, including without limitation any registration statements or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such registration statement and any and all amendments thereto.

                   SIGNATURE                                        TITLE                            DATE
------------------------------------------------  ------------------------------------------   ----------------
                /s/E.P. MARINOS                             President and Director             January 8, 1999
                 (E.P. MARINOS)                         (Principal Executive Officer)

              /s/RICHARD A. ROBERT                      Treasurer and Chief Financial          January 8, 1999
              (RICHARD A. ROBERT)                             Officer (Principal
                                                             Accounting Officer)

               /s/DAN C. TUTCHER                            Chairman of the Board              January 8, 1999
                (DAN C. TUTCHER)                                 of Directors

             /s/I. J. BERTHELOT, II                                Director                    January 8, 1999
             (I. J. BERTHELOT, II)

                /s/BRUCE WITHERS                                   Director                    January 8, 1999
                (BRUCE WITHERS)

             /s/RICHARD N. RICHARDS                                Director                    January 8, 1999
             (RICHARD N. RICHARDS)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on January 8, 1999.

                                          TENNESSEE RIVER INTRASTATE GAS
                                          COMPANY, INC.

                                          By:        /s/  E.P. MARINOS
                                                        E.P. Marinos
                                                         PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated, and each of the undersigned officers and directors of Tennessee River Intrastate Gas Company, Inc. hereby severally constitutes and appoints Dan C. Tutcher and Duane S. Herbst, and each of them, to sign for him, and in his name in the capacity indicated below, such Registration Statement on Form S-3 and for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, including without limitation any registration statements or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such registration statement and any and all amendments thereto.

                      SIGNATURE                                         TITLE                         DATE
------------------------------------------------------  -------------------------------------   ----------------
                   /s/E.P. MARINOS                             President and Director           January 8, 1999
                    (E.P. MARINOS)                          (Principal Executive Officer)

                 /s/RICHARD A. ROBERT                       Treasurer and Chief Financial       January 8, 1999
                 (RICHARD A. ROBERT)                             Officer (Principal
                                                                 Accounting Officer)
                  /s/DAN C. TUTCHER                             Chairman of the Board           January 8, 1999
                   (DAN C. TUTCHER)                                 of Directors

                /s/I. J. BERTHELOT, II                                Director                  January 8, 1999
                (I. J. BERTHELOT, II)

                                    EXHIBITS

      EXHIBIT NO.         DESCRIPTION
------------------------  ------------------------------------------------------------------------------------------
          *1.1       --   Form of Underwriting Agreement (Debt).
          *1.2       --   Form of Underwriting Agreement (Equity).
           4.1       --   Form of Senior Indenture.
           4.2       --   Form of Subordinated Indenture.
           5.1       --   Opinion of Porter & Hedges, L.L.P.
          12.1       --   Statement Regarding Computation of Ratios.
          21.1       --   Schedule Listing Subsidiaries of Midcoast Energy Resources, Inc.
          23.1       --   Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).
          23.2       --   Consent of Hein + Associates, L.L.P.
          24.1       --   Power of Attorney (included on signature page).
         *25.1       --   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Senior Debt.
         *25.2       --   Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 for Subordinated Debt.

------------

*  To be filed by amendment or as an exhibit to a current report on Form 8-K.